Exhibit 10(g)

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (this “Amendment”) is made and entered into as of September 1, 2011 by and between VIDEO DISPLAY CORPORATION, a Georgia corporation (“Parent”), LEXEL IMAGING SYSTEMS, INC. (“Lexel”), Z-AXIS, INC. (“Z-Axis”), TELTRON TECHNOLOGIES, INC. (“Teltron”) and AYDIN DISPLAYS, INC. (“Aydin” and together with Lexel, Z-Axis and Teltron, collectively, the “Subsidiaries”; and the Subsidiaries, together with Parent, collectively, the “Borrowers”) and RBC BANK (USA), as administrative agent (the “Agent”), and RBC BANK (USA), as a lender (“RBC”), and COMMUNITY & SOUTHERN BANK (“CSB”), as a lender (RBC and CSB, the “Lenders”);

W I T N E S S E T H:

WHEREAS, the Borrowers, FOX INTERNATIONAL, LTD., INC. (“Fox”), the Agent and the “Lenders have made and entered into that certain Credit Agreement, dated as of December 23, 2010, as amended by that certain Amendment to Credit Agreement and Consent, dated as of May 26, 2011 (the “First Amendment”), as amended by that certain Amendment to Credit Agreement and Consent, dated as of July 26, 2011 (the “Second Amendment”) (the “Original Credit Agreement” and, as amended hereby, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement);

WHEREAS, pursuant to the Original Credit Agreement, the Agent and Lenders have extended to the Borrowers and Fox a credit facility consisting of (i) the Aggregate Revolving Loan Commitment in the original principal amount of up to $17,500,000 and subsequently reduced to $15,000,000 pursuant to the First Amendment (and including a $1,000,000 Swingline Loan sub-facility added pursuant to the Second Amendment), (ii) the Term Loan A Commitment in the original principal amount of up to $3,500,000, and (iii) the Term Loan B Commitment in the original principal amount of up to $3,000,000;

WHEREAS, Fox has been released from the Original Credit Agreement and Loan Documents pursuant to the First Amendment;

WHEREAS, the Borrowers also desire to permit certain share repurchases by Parent and to amend certain provisions of the Credit Agreement in connection therewith, and the Agent and the Lenders are willing to agree to the same on the terms and conditions set forth herein;

NOW THEREFORE, for and in consideration of the foregoing and for ten dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

Amendments to Credit Agreement

Section 1.1 Definition Amendments. The following definitions are hereby added in Section 1.1 of the Credit Agreement to read in their entirety as follows:

“Net Income” shall mean net income from continuing operations (excluding extraordinary gains or losses) for the most recently concluded fiscal quarter.

“Permitted Share Repurchases” means, as of any date of calculation and for the most recently concluded fiscal quarter, share repurchases of Parent’s stock in an aggregate amount up to 10% Borrowers’ Net Income for such fiscal quarter, provided the Share Repurchase Conditions have been satisfied to Lenders’ sole discretion.

“Proposed Share Repurchase Certificate” means a certificate of Parent in the form attached hereto as Exhibit G.

“Share Repurchase Conditions” means with respect to any proposed repurchase by Parent of its stock, (i) no Default or Event of Default then exists, (ii) Borrowers shall have achieved a positive Net Income as of the two (2) fiscal quarter ends immediately preceding the date of such proposed share repurchase, (iii) Parent has submitted to Agent and the Lenders, at least five (5) days prior to such proposed share repurchase, a Proposed Share Repurchase Certificate that demonstrates compliance with Borrowers’ financial covenants as of the most recent fiscal quarter end prior to such repurchase and on a pro forma basis that assumes such share repurchase, and (v) the Agent approves such proposed share repurchase in writing (including by email notification to Parent).

Section 1.2 Definition Amendments. The following definitions in Section 1.1 of the Credit Agreement are hereby amended in their entirety to read as follows:

“Fixed Charge Coverage Ratio” means, as of any date of calculation, calculated on a consolidated basis for Borrowers in accordance with GAAP, the sum of (i) EBITDA, plus lease and rent expense associated with continuing operations, less cash income taxes, less any dividends and distributions, less Permitted Share Repurchases, each for the Applicable Fiscal Period, divided by (ii) the sum of lease and rent expense associated with continuing operations, plus the current maturities of long term debt (excluding current maturities of long term debt resulting from the maturity of the Revolving Loan and required reductions in the Revolving Loan Commitments, and excluding that portion of the current maturities of long term debt resulting from balloon payments in excess of scheduled principal amortizations due to the maturity of amortizing term debt), plus interest expense associated with continuing operations, each for the Applicable Fiscal Period.

“Tangible Net Worth” means, as of any date of calculation, calculated on a consolidated basis for Borrowers and in accordance with GAAP, shareholders’ equity (net of any Permitted Share Repurchases, regardless of whether the applicable shares were cancelled or held in treasury), less intangible assets, less amounts due from Related Parties, plus the non-current portion of any Subordinated Debt.

Section 1.3 Amendment. A new Section 7.02(g) is hereby added to the Credit Agreement to read in its entirety as follows:

(g) Investments that constitute Permitted Share Repurchases.

Section 1.4 Amendment. Section 7.6 of the Credit Agreement is hereby amended in its entirety to read as follows:

7.6 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment (other than Permitted Share Repurchases), or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, if any Default or Event of Default shall have occurred and be continuing at the time of any such Restricted Payment or would result therefrom.

Section 1.5 Exhibit. A new Exhibit G is hereby added to the Credit Agreement to read in the form attached hereto as Exhibit G.

ARTICLE 2.

Conditions to Effectiveness

Section 2.1 Conditions. The amendments to the Credit Agreement set forth in this Amendment shall become effective as of date (the “Effective Date”) after all of the conditions set forth in this Article hereof shall have been satisfied to Agent’s and Lenders’ sole discretion.

Section 2.2 Execution of Amendment. The Borrowers shall have executed and delivered this Amendment.

Section 2.3 Confirmation of Ordway Guaranty. Guarantor shall have executed and delivered a confirmation of his Guaranty agreement and other Loan Documents executed by him in favor of the Agent and the Lenders, which confirmation shall be in form and substance satisfactory to the Agent and the Lenders.

Section 2.4 Representations and Warranties. (a) As of the Effective Date, the representations and warranties set forth in the Credit Agreement, and the representations and warranties set forth in each of the Loan Documents, shall be true and correct in all material respects; (b) as of the Effective Date, no Defaults or Events of Default shall have occurred and be continuing; (c) the Bank shall have received from the Borrower a certificate dated the Effective Date, certifying the matters set forth in subsections (a) and (b) of this Section, which certificate shall be in form and substance satisfactory to the Bank.

Section 2.5 Expenses. The Borrowers shall have paid all costs and expenses of the Agent and the Lenders in connection with the transactions contemplated hereby, including fees and expenses of the Agent’s and the Lenders’ counsel, title insurance premiums and expenses, recording costs, and any other out-of-pocket expenses of the Agent and the Lenders.

ARTICLE 3.

Miscellaneous

Section 3.1 Entire Agreement; No Novation or Release. This Amendment, together with the Loan Documents, as in effect on the Effective Date, reflects the entire understanding with respect to the subject matter contained herein, and supersedes any prior agreements, whether written or oral. This Amendment is not intended to be, and shall not be deemed or construed to be, a satisfaction, novation or release of the Credit Agreement or any other Loan Document. Except as expressly amended hereby, all representations, warranties, terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue in full force and effect.

Section 3.2 Fees and Expenses. All fees and expenses of the Agent and Lenders incurred in connection with the issuance, preparation and closing of the transactions contemplated hereby shall be payable by the Borrowers promptly upon the submission of the bill therefor. If the Borrowers shall fail to promptly pay such bill, the Agent and Lenders are authorized to pay such bill through an Advance of funds under the Revolving Facility or by debiting the Borrowers’ accounts with the Agent and Lenders to pay the same.

Section 3.3 Choice of Law; Successors and Assigns. This Amendment shall be construed and enforced in accordance with and governed by the internal laws (as opposed to the conflicts of laws provisions) of the State of Georgia. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be signed in multiple counterparts.

WITNESS the hand and seal of each of the undersigned as of the date first written above.

Agent:

RBC BANK (USA), as Agent

By:

Name:

Title:

RBC:

RBC BANK (USA), as a Lender

By:

Name:

Title:

CSB:

COMMUNITY & SOUTHERN BANK, as a Lender

By:

Name:

Title:

BORROWERS:

VIDEO DISPLAY CORPORATION

By:
Ronald D. Ordway, Chief Executive Officer

LEXEL IMAGING SYSTEMS, INC.

By:
Ronald D. Ordway, Chief Executive Officer

Z-AXIS, INC.

By:
Ronald D. Ordway, Chief Executive Officer

TELTRON TECHNOLOGIES, INC.

By:
Ronald D. Ordway, Chief Executive Officer

AYDIN DISPLAYS, INC.

By:
Ronald D. Ordway, Chief Executive Officer

EXHIBIT G

FORM OF PROPOSED SHARE REPURCHASE CERTIFICATE

To:	RBC Bank (USA), as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of December 23, 2010, as amended as of May 26, 2011, as amended as of July 26, 2011, as amended as of October 1, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among VIDEO DISPLAY CORPORATION, a Georgia corporation (“Parent”), LEXEL IMAGING SYSTEMS, INC. (“Lexel”), Z-AXIS, INC. (“Z-Axis”), TELTRON TECHNOLOGIES, INC. (“Teltron”) and AYDIN DISPLAYS, INC. (“Aydin”) (each a “Borrower” and collectively the “Borrowers”), FOX INTERNATIONAL LTD., INC. (which has been released from such Credit Agreement), the Lenders from time to time party thereto, and RBC BANK (USA), as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                      of                     , and that, as such, he/she is authorized to execute and deliver this Certificate to Agent on the behalf of each Borrower, and that:

1.	Net Income Calculation

	A.	Applicable FQ Net Income

	B.	10% of Applicable FQ Net Income

	C.	Less prior share repurchases in Applicable FQ

	D.	Net available for share repurchases

	F.	Proposed amount of share repurchase

	Compliance (Line F< Line D)		Yes:	No:

2.	Pro forma Fixed Charge Coverage Ratio Calculation

	A.	Cash Flow:

(i) Net Income (from continuing operations)
(ii) Plus Interest Expense
(iii) Plus Income Tax Expense
(iv) Plus Depreciation & Amortization

(v) Plus Lease & Rent Expense
(vi) Less Corporate Distributions
(vii) Less Share Repurchases - pro forma
(viii) Cash Flow (sum of A(i) to A (vii)):

	B.	Fixed Charges

(i) Lease & Rent Expense
(ii) Plus Current Maturities of Long-Term Debt & Capital Leases (Includes Subordinated Debt)
(iii) Plus Interest Expense
(iv) Fixed Charges (sum of B(i) to B(iii))

	C.	Pro Form Cash Flow/Fixed Charges

	Compliance (Line C >1.20:1.00):		Yes:	No:

3.	Total Liabilities to Tangible Net Worth Ratio

	A.	Total Liabilities

(i) Total Liabilities
(ii) Less Subordinated Debt
(iii) Adjusted Total Liabilities (sum of A(i) to A(ii))

	B.	Tangible Net Worth

(i) Shareholder Equity (adjusted for proposed Share Repurchases)
(ii) Less Intangible Assets, Net of Amortization
(iii) Less Amounts Due From Related Parties
(iv) Plus Subordinated Debt
(v) Adjusted Tangible Net Worth (sum of b(i) to B(v))

	C.	Total Liabilities/Tangible Net Worth

	Compliance (Line C < 2.00:1.00):		Yes:	No:

Given this             , 201    .

VIDEO DISPLAY CORPORATION

By:

Name:

Title: